Exhibit (g)(2)

SCHEDULE B

FUNDS SUBJECT TO THIS AGREEMENT

Name of Portfolio	Effective Date

HSBC U.S. Government Money Market Fund	April 13, 2007

HSBC New York Tax-Free Money Market Fund	April 13, 2007

HSBC Prime Money Market Fund	April 13, 2007

HSBC U.S. Treasury Money Market Fund	April 13, 2007

HSBC Tax-Free Money Market Fund	April 13, 2007

Aggressive Strategy Fund	February 2, 2007

Balanced Strategy Fund	February 2, 2007

Conservative Strategy Fund	February 2, 2007

Moderate Strategy Fund	February 2, 2007

Income Strategy Fund	December 15, 2011

HSBC Emerging Markets Debt Fund	November 1, 2006

HSBC Emerging Markets Local Debt Fund	December 14, 2009

HSBC Frontier Markets Fund	June 13, 2011

HSBC Total Return Fund	November 29, 2011

Risk Managed Fund	February 28, 2011

Emerging Markets Equity Fund	June 13, 2011

HSBC India Equity Fund	July 1, 2008

HSBC China Equity Fund	July 1, 2008

HSBC BRIC Equity Fund	July 1, 2008

HSBC Asia ex-Japan Smaller Companies Equity Fund	June 6, 2014

Exhibit (g)(2)

Name of Portfolio	Effective Date

HSBC Global High Income Bond Fund	March 3, 2015

HSBC Global High Yield Bond Fund	March 3, 2015

HSBC Global Equity Volatility Focused Fund	March 3, 2015

HSBC Economic Scale Index Emerging Markets Equity Fund	March 3, 2015

Date last updated:	March 3, 2015